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                                  EXHIBIT 99.1
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                                                  Investor Contact: Richard Koch
                                                                  (203) 750-3254

                                                   Press Contact: Tom Fitzgerald
                                                                  (203) 750-3831
Olin News
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Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT  06856-4500


                                                           FOR IMMEDIATE RELEASE



                  Olin and Occidental Extend Letter of Intent


  NORWALK, CT, August 17, 2000 -- Olin Corporation said today it has agreed with Occidental Petroleum Corporation to extend their letter of intent to combine their chlor-alkali businesses.

  Olin said it expects to reach a definitive agreement with Occidental early in the fourth quarter of 2000.
  The two companies announced on June 28 that they had signed a letter of intent to combine their chlor-alkali operations.

  Headquartered in Norwalk, CT., Olin Corporation had 1999 sales of $1.3 billion and approximately 6,700 employees. The company is a leading North American producer of copper and copper-based alloys, sporting ammunition and chlorine and caustic soda.